EXHIBIT 99.1

July 25, 2012
FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL
REPORTS SOLID THIRD QUARTER RESULTS

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. today reported net income of $76,350,000 or $0.55 per diluted share for the third quarter of fiscal 2012, compared with net income of $ 46,786,000 or $0.37 per diluted share for the third quarter of fiscal 2011. Excluding the $ 21 million pretax charge for acquisition related expenses, net income would have been $ 89,172,000(1) or $0.64(1) per diluted share for the third quarter of fiscal 2012, compared with net income, excluding a charge for the repurchase of auction rate securities, of $74,884,000(1) or $.59(1) per diluted share for the third quarter of fiscal 2011. This represents an 8 percent increase over the prior year quarter's diluted earnings per share and is flat with this year's second quarter on a non-GAAP basis.

As the June quarter is the first reporting period that includes the Morgan Keegan (MK) results, comparisons to prior periods are distorted for many key financial and operating metrics. Furthermore, the combination of both firms' Equity and Fixed Income Capital Markets businesses immediately following the April 2, 2012 closing precludes the determination of legacy MK results in those areas. Accordingly, much of our discussion will focus on actual results as contrasted to our expectations following the acquisition. In most respects, the June quarter establishes a baseline for future comparisons.

“Overall, I am pleased with our quarterly results given the Morgan Keegan integration efforts and the difficult market environment,” said Paul Reilly, CEO. With respect to Morgan Keegan, the systems and people integration have gone according to plan which is a testament to the combined management team and cultural similarities. Putting clients first has been our mutual guiding principle while making integration decisions.”

Net revenues of $1.09 billion were $214 million higher than the preceding quarter, slightly better than the anticipated quarterly revenue increment associated with the MK acquisition. Exclusive of acquisition related expenses and adjustments, the non-GAAP net income increased by 9 percent from the preceding quarter to $89 million.

“We have followed our strategy of focusing on retention of producers by maintaining high levels of support and client service,” Reilly said. “After the full integration, we will focus on realizing the cost synergies while realizing a higher revenue retention rate than in most industry combinations.”

Within the Private Client Group, legacy Raymond James operations improved modestly from the preceding quarter. The majority of the revenue and earnings increases were attributable to the addition of over 900 MK financial advisors. PCG results for the quarter were aided by higher fee-based assets, but were negatively impacted by the poor equity markets during much of the quarter. At quarter end, total PCG client assets of $356 billion were down approximately 1.5 percent for the quarter, reflecting the 3.3 percent decline in the S&P 500. Additionally, recruiting appears to be positively impacted by the combination as the number of experienced financial advisor prospects visiting our headquarters has increased.

Capital Markets continues to be the most challenging segment of our business. The Equity Capital Markets environment has been poor for the past year and has produced weak results for the entire industry. The fixed income markets were also challenging for much of the quarter, although we added considerable scale with the addition of the significant MK operations. We expect margins to improve in this area as we continue to integrate the departments and begin to eliminate redundant systems and costs over time.

Asset Management results were in line with expectations given the movement in the equity markets and the resultant impact on assets under management (AUM). The increase in AUM during the quarter is due to the addition of $2.8 billion of these assets from MK and continued net inflows at Raymond James.

Raymond James Bank had another record earnings quarter. Results benefited from a full quarter of earnings from the Canadian loan portfolio acquired on February 28, 2012, as well as organic loan growth throughout the year. The loan loss provision charge increased due to the June quarter's loan growth of nearly $400 million and a $4 million charge related to net downgrades arising from the shared national credit exam results received in June. This segment continues to perform well, generating consistently good net interest spreads and controlling credit losses.

“We expect to realize further synergies and efficiencies as we integrate Morgan Keegan,” stated Reilly. “Our industry faces many macro-economic challenges including the European economic crisis, our federal budget deficit, the uncertainty associated with the upcoming elections, artificially low interest rates and a growing regulatory burden. However, we believe our long term focus and conservative balance sheet will allow us to outperform our peers during these times on a relative basis while positioning us to prosper during the eventual economic recovery.”

The company will conduct its quarterly conference call Thursday, July 26, at 8:15 a.m. ET. For a listen-only connection, visit raymondjames.com/analyst call for a live audio webcast. The subjects to be covered may include forward-looking information. Questions may be posed to management by participants on the analyst call-in line, and in response the company may disclose additional material information.

(1)	Refer to the discussion and reconciliation of the GAAP results to the non-GAAP measures that follows the consolidated statement of income.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its four principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services, Morgan Keegan & Co., Inc. (branded as Raymond James | Morgan Keegan) and Raymond James Ltd., has over 6,000 financial advisors serving 2 million accounts in over 2,500 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $375 billion, of which approximately $40 billion are managed by the firm’s asset management subsidiaries.

Forward Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, due to a number of factors, which include, but are not limited to, difficulty integrating Raymond James' and Morgan Keegan's businesses or realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, diversion of management time on integration issues, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2011 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

For more information, please contact Steve Hollister at 727-567-2824
Please visit the Raymond James Press Center at raymondjames.com/media.

Raymond James Financial, Inc.
Unaudited Report
(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2012	June 30, 2011	% Change	March 31, 2012	% Change
Total revenues	$1,115,762	$868,212	29%	$889,853	25%
Net revenues	$1,086,208	$850,387	28%	$871,937	25%
Pre-tax income	$124,870	$78,667	59%	$111,497	12%
Net income	$76,350	$46,786	63%	$68,869	11%

Income for basic earnings per common share:
Net income attributable to RJF, Inc. common shareholders	$74,995	$45,394	65%	$67,438	11%
Income for diluted earnings per common share:
Net income attributable to RJF, Inc. common shareholders	$75,005	$45,399	65%	$67,448	11%
Earnings per common share:
Basic	$0.55	$0.37	49%	$0.52	6%
Diluted	$0.55	$0.37	49%	$0.52	6%

Non-GAAP results (1):
Non-GAAP pre-tax income	$145,825	$123,667	18%	$132,839	10%
Non-GAAP net income	$89,172	$74,884	19%	$81,941	9%
Non-GAAP earnings per common share:
Non-GAAP basic	$0.65	$0.59	10%	$0.65	—
Non-GAAP diluted	$0.64	$0.59	8%	$0.64	—

	Nine Months Ended
	June 30, 2012	June 30, 2011	% Change
Total revenues	$2,804,432	$2,565,289	9%
Net revenues	2,740,922	2,516,273	9%
Pre-tax income	347,218	335,418	4%
Net income	212,544	209,426	1%

Income for basic earnings per common share:
Net income attributable to RJF, Inc. common shareholders	$207,999	$202,615	3%
Income for diluted earnings per common share:
Net income attributable to RJF, Inc. common shareholders	$208,023	$202,635	3%
Earnings per common share:
Basic	$1.61	$1.66	(3)%
Diluted	$1.60	$1.65	(3)%

Non-GAAP results (1):
Non-GAAP pre-tax income	$389,515	$380,418	2%
Non-GAAP net income	$238,438	$237,524	—
Non-GAAP earnings per common share(1):
Non-GAAP basic	$1.83	$1.88	(3)%
Non-GAAP diluted	$1.82	$1.87	(3)%

(1) Refer to the discussion and reconciliation of the GAAP results to the non-GAAP results that follows the consolidated statement of income.

Raymond James Financial, Inc.

	Balance Sheet Data
	June 30, 2012		September 30, 2011

Total assets	$21	bil.	$18	bil.
Shareholders’ equity	$3,158	mil.	$2,588	mil.
Book value per share	$23.29		$20.99

	Management Data
	Quarter Ended
	June 30, 2012		June 30, 2011		March 31, 2012		December 31, 2011
PCG financial advisors and investment advisor representatives:
United States	5,489		4,492		4,532		4,495
Canada	471		445		458		454
United Kingdom	64		60		64		61
Investment advisor representatives(1)	343		331		344		346
Total	6,367		5,328		5,398		5,356

Financial assets under management	$41	bil.	$37	bil.	$39	bil.	$35	bil.

Client assets under administration (2)	$376	bil.	$278	bil.	$292	bil.	$270	bil.
Client margin balances	$1,902	mil.	$1,551	mil.	$1,494	mil.	$1,521	mil.
(1) Investment advisor representatives with custody only relationships located in the United States and the United Kingdom.
(2) Includes institutional assets of approximately $20 billion at June 30, 2012, and approximately $2.5 billion in all other periods presented.

Raymond James Financial, Inc.

	Three Months Ended
	June 30, 2012		June 30, 2011		% Change	March 31, 2012		% Change
	(in thousands)
Revenues:
Private Client Group	$684,684		$557,017		23%	$567,766		21%
Capital Markets	257,291		162,695		58%	165,126		56%
Asset Management	60,611		58,458		4%	58,217		4%
RJ Bank	90,289		67,836		33%	83,136		9%
Emerging Markets	5,074		14,449		(65)%	8,527		(40)%
Securities Lending	2,324		1,502		55%	2,733		(15)%
Proprietary Capital	27,736		13,716		102%	13,390		107%
Other	2,151		1,286		67%	3,270		(34)%
Intersegment eliminations	(14,398)		(8,747)		(65)%	(12,312)		(17)%
Total revenues	$1,115,762		$868,212		29%	$889,853		25%

Pre-tax income:
Private Client Group	$64,332		$53,317		21%	$46,249		39%
Capital Markets	27,776		14,191		96%	22,012		26%
Asset Management	17,030		17,593		(3)%	16,621		2%
RJ Bank	59,801		42,093		42%	57,313		4%
Emerging Markets	(2,162)		2,710		(180)%	(999)		(116)%
Securities Lending	1,148		323		255%	1,430		(20)%
Proprietary Capital	5,345		6,616		(19)%	3,741		43%
Other	(48,400)	(1)	(58,176)	(2)	17%	(34,870)	(1)	(39)%
Pre-tax income	$124,870		$78,667		59%	$111,497		12%

	Nine Months Ended
	June 30, 2012		June 30, 2011		% Change
	(in thousands)
Revenues:
Private Client Group	$1,781,068		$1,633,080		9%
Capital Markets	558,582		513,130		9%
Asset Management	175,623		169,386		4%
RJ Bank	250,841		214,376		17%
Emerging Markets	18,253		35,000		(48)%
Securities Lending	7,499		4,731		59%
Proprietary Capital	41,599		14,111		195%
Other	8,082		8,263		(2)%
Intersegment Eliminations	(37,115)		(26,788)		(39)%
Total revenues	$2,804,432		$2,565,289		9%

Pre-Tax Income:
Private Client Group	$159,989		$155,047		3%
Capital Markets	59,789		72,526		(18)%
Asset Management	49,464		48,414		2%
RJ Bank	170,117		130,813		30%
Emerging Markets	(5,710)		4,223		(235)%
Securities Lending	3,784		1,177		221%
Proprietary Capital	9,021		2,442		269%
Other	(99,236)	(1)	(79,224)	(2)	(25)%
Pre-tax income	$347,218		$335,418		4%

(1)
The Other segment for the three month periods ended June 30, 2012 and March 31, 2012, include acquisition and integration expenses with respect to the Morgan Keegan acquisition in the amount of $21 million and $19.6 million, respectively. The expenses included in the nine month period ended June 30, 2012 are $40.6 million.

(2)	The Other segment for the prior year three and nine month periods ended June 30, 2011 includes a $45 million pre-tax loss provision for settlement of the auction rate securities matter.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2012		June 30, 2011		% Change	March 31, 2012		% Change
Revenues:
Securities commissions and fees	$733,180		$551,337		33%	$558,527		31%
Investment banking	72,266		64,518		12%	57,954		25%
Investment advisory fees	57,887		55,016		5%	54,269		7%
Interest	121,186		95,832		26%	108,852		11%
Account and service fees	82,082		71,739	(1)	14%	75,855		8%
Net trading profits	14,544		7,529		93%	12,979		12%
Other	34,617		22,241	(1)	56%	21,417		62%
Total revenues	1,115,762		868,212		29%	889,853		25%

Interest expense	29,554		17,825		66%	17,916		65%
Net revenues	1,086,208		850,387		28%	871,937		25%

Non-interest expenses:
Compensation, commissions and benefits	736,050		575,726		28%	596,891		23%
Communications and information processing	55,282		36,156		53%	43,741		26%
Occupancy and equipment costs	41,087		27,140		51%	27,231		51%
Clearance and floor brokerage	11,025		10,277		7%	9,070		22%
Business development	33,098		24,800		33%	27,382		21%
Investment sub-advisory fees	7,765		7,703		1%	7,143		9%
Bank loan loss provision	9,315		8,363		11%	5,154		81%
Acquisition related expenses	20,955	(2)	—		NM	19,604	(2)	7%
Loss provision for auction rate securities	—		45,000		NM	—		NM
Other	33,640		34,143		(1)%	27,819		21%
Total non-interest expenses	948,217		769,308		23%	764,035		24%

Income including noncontrolling interests and before provision for income taxes	137,991		81,079		70%	107,902		28%
Provision for income taxes	48,520		31,881		52%	42,628		14%
Net income including noncontrolling interests	89,471		49,198		82%	65,274		37%
Net income (loss) attributable to noncontrolling interests	13,121		2,412		444%	(3,595)		465%
Net income attributable to Raymond James Financial, Inc.	$76,350		$46,786		63%	$68,869		11%

Net income per common share – basic	$0.55		$0.37		49%	$0.52		6%
Net income per common share – diluted	$0.55		$0.37		49%	$0.52		6%
Weighted-average common shares outstanding – basic	135,256		123,238			129,353
Weighted-average common and common equivalent shares outstanding – diluted	136,657		123,958			130,644

(1)
We changed the title of what had been known as “Financial Service Fees” to “Account and Service Fees” to better reflect the nature of the revenues included within the line item description. Additionally, we reclassified certain components of revenue previously included within Other Revenues into Account and Service Fees. The most significant elements of revenue subject to this reclassification include mutual fund and annuity service fees and correspondent clearing.

(2)
Includes certain incremental financing fees, legal expenses, severance expenses, integration expenses and other one-time costs arising from our April 2, 2012 acquisition and integration of Morgan Keegan.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Nine Months Ended
	June 30, 2012		June 30, 2011		% Change
Revenues:
Securities commissions and fees	$1,803,041		$1,649,186		9%
Investment banking	169,556		186,618		(9)%
Investment advisory fees	165,661		160,069		3%
Interest	332,134		297,029		12%
Account and service fees	231,947		211,928	(1)	9%
Net trading profits	36,866		29,097		27%
Other	65,227		31,362	(1)	108%
Total revenues	2,804,432		2,565,289		9%

Interest expense	63,510		49,016		30%
Net revenues	2,740,922		2,516,273		9%

Non-interest expenses:
Compensation, commissions and benefits	1,874,563		1,707,197		10%
Communications and information processing	136,590		103,681		32%
Occupancy and equipment costs	94,255		80,142		18%
Clearance and floor brokerage	27,549		29,641		(7)%
Business development	88,319		71,565		23%
Investment sub-advisory fees	21,470		22,474		(4)%
Bank loan loss provision	21,925		28,232		(22)%
Acquisition related expenses	40,559	(2)	—		NM
Loss provision for auction rate securities	—		45,000		NM
Other	85,151		96,278		(12)%
Total non-interest expenses	2,390,381		2,184,210		9%

Income including noncontrolling interests and before provision for income taxes	350,541		332,063		6%
Provision for income taxes	134,674		125,992		7%
Net income including noncontrolling interests	215,867		206,071		5%
Net income (loss) attributable to noncontrolling interests	3,323		(3,355)		199%
Net income attributable to Raymond James Financial, Inc.	$212,544		$209,426		1%

Net income per common share – basic	$1.61		$1.66		(3)%
Net income per common share – diluted	$1.60		$1.65		(3)%
Weighted-average common shares outstanding – basic	129,206		122,200
Weighted-average common and common equivalent shares outstanding – diluted	130,187		122,689

(1)
We changed the title of what had been known as “Financial Service Fees” to “Account and Service Fees” to better reflect the nature of the revenues included within the line item description. Additionally, we reclassified certain components of revenue previously included within Other Revenues into Account and Service Fees. The most significant elements of revenue subject to this reclassification include mutual fund and annuity service fees and correspondent clearing.

(2)
Includes certain incremental financing fees, legal expenses, severance expenses, integration expenses and other one-time costs arising from our April 2, 2012 acquisition and integration of Morgan Keegan.

Raymond James Financial, Inc.

Reconciliation of the GAAP results to the non-GAAP measures:

The company believes that the non-GAAP measures provide useful information by excluding those items that may not be indicative of the company's core operating results and that the GAAP and the non-GAAP measures should be considered together.

With respect to the Morgan Keegan acquisition, the non-GAAP adjustments include: (1) the incremental interest expense the company incurred on financings it executed in anticipation of the closing of the transaction. The adjustment is the interest from the date of issuance of the debt up to the April 2, 2012 closing date of the Morgan Keegan acquisition, (2) the one-time acquisition and integration costs incurred in the Morgan Keegan transaction which are non-recurring expenses, and (3) the impact of additional common shares issued in anticipation of the closing date. The share adjustment is computed as the impact of the new shares issued from the date of their issuance until the closing date of the acquisition, on the weighted average common shares outstanding utilized in the computation of basic and diluted earnings per share.

A non-GAAP adjustment to the June 30, 2011 prior year quarter and year to date was made for the non-recurring loss arising from the June 2011 settlement of the auction rate securities matter.

The following table provides a reconciliation of the GAAP basis to the non-GAAP measures:

	Three Months Ended			Nine Months Ended
	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011
	(in thousands, except per share amounts)
Net income attributable to RJF, Inc. - GAAP basis	$76,350	$46,786	$68,869	$212,544	$209,426

Non-GAAP adjustments :
Interest expense (1)	—	—	1,738	1,738	—
Acquisition related expenses (2)	20,955	—	19,604	40,559	—
Loss provision for auction rate securities (3)	—	45,000	$—	—	45,000
Sub-total pre-tax non-GAAP adjustments	20,955	45,000	21,342	42,297	45,000
Tax effect of non-GAAP adjustments (4)	(8,133)	(16,902)	(8,270)	(16,403)	(16,902)
Net income attributable to RJF, Inc. - Non-GAAP basis	$89,172	$74,884	$81,941	$238,438	$237,524

Non-GAAP adjustments to common shares outstanding:
Effect of February 2012 share issuance on weighted average common shares outstanding (5)	—	—	(5,538)	(1,866)	—

Non-GAAP earnings per common share:
Non-GAAP basic	$0.65	$0.59	$0.65	$1.83	$1.88
Non-GAAP diluted	$0.64	$0.59	$0.64	$1.82	$1.87

(1)
The non-GAAP adjustment adds back to pre-tax income the incremental interest expense incurred during the March 31, 2012 quarter on debt financings that occurred in March, 2012, prior to and in anticipation of, the closing of the Morgan Keegan acquisition.

(2)	The non-GAAP adjustment adds back to pre-tax income the one-time acquisition and integration expenses associated with the Morgan Keegan acquisition that were incurred during each respective period.

(3)	The non-GAAP adjustment adds back to pre-tax income the loss provision for auction rate securities incurred during the June 30, 2011 quarter.

(4)	The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the effective tax rate applicable to each respective period.

(5)
The non-GAAP adjustment to the weighted average common shares outstanding in the basic and diluted non-GAAP earnings per share computation reduces the actual shares outstanding for the effect of the 11,075,000 common shares issued by RJF in February 2012 as a component of our financing of the Morgan Keegan acquisition.

$ in thousands UNAUDITED	Three months ended
	June 30, 2012	June 30, 2011	% Change	March 31, 2012	% Change
Net Interest Income	$84,571	$65,104	30%	$78,238	8%
Net Revenues(1)	$87,856	$65,026	35%	$80,793	9%
Loan Loss Provision Expense	$9,315	$8,363	11%	$5,154	81%
Pre-tax Income	$59,801	$42,093	42%	$57,313	4%
Net Charge-offs	$4,798	$8,678	(45)%	$8,052	(40)%
Net Interest Margin (% Earning Assets)	3.69%	3.49%	6%	3.55%	4%
Adjusted Net Interest Margin(3)	—	—	—	3.76%	NM
Net Interest Spread (Interest-Earning Assets Yield - Cost of Funds)	3.68%	3.47%	6%	3.54%	4%
Adjusted Net Interest Spread(3)	—	—	—	3.75%	NM

	Nine Months Ended
	June 30, 2012	June 30, 2011		% Change
Net Interest Income	$235,538	$206,243	(2)	14%
Net Revenues(1)	$243,701	$204,144	(2)	19%
Loan Loss Provision Expense	$21,925	$28,232	(2)	(22)%
Pre-tax Income	$170,117	$130,813	(2)	30%
Net Charge-offs	$18,547	$29,516		(37)%
Net Interest Margin (% Earning Assets)	3.49%	3.63%	(2)	(4)%
Adjusted Net Interest Margin(3)	3.73%	—		NM
Net Interest Spread (Interest-Earning Assets Yield - Cost Of Funds)	3.47%	3.60%	(2)	(4)%
Adjusted Net Interest Spread(3)	3.71%	—		NM

RJ BANK BALANCE SHEET DATA:	As of June 30, 2012		As of September 30, 2011
Total Assets(4)	$9,383,687		$8,993,127
Total Loans, Net	$7,838,574		$6,547,914
Total Deposits(4)	$8,277,658		$7,990,474
Available for Sale (AFS) Securities, at Fair Value	$511,191		$324,607
Net Unrealized Loss on AFS Securities, Before Tax	$(33,621)		$(46,469)
Total Capital (to Risk-Weighted Assets)	12.7%	(5)	13.7%
Tier I Capital (to Adjusted Assets)	10.9%	(5)	10.3%
Commercial Real Estate (CRE) and CRE Construction Loans (6)	$980,673		$771,976
Commercial and Industrial Loans(6)	$5,253,411		$4,191,422
Residential Mortgage/Consumer Loans(6)	$1,810,813		$1,766,188

(continued on next page)

(continued from previous page)
$ in thousands UNAUDITED

MANAGEMENT DATA:	As of June 30, 2012	As of June 30, 2011	As of March 31, 2012	As of December 31, 2011
Allowance for Loan Losses	$149,084	$145,800	$144,678	$147,503
Allowance for Loan Losses (as % of Loans)	1.87%	2.28%	1.91%	2.06%
Nonperforming Loans(7)	$99,896	$140,061	$102,812	$111,523
Other Real Estate Owned	$9,057	$18,821	$13,983	$12,289
Total Nonperforming Assets(8)	$108,953	$158,882	$116,795	$123,812
Nonperforming Assets (as % of Total Assets)	1.16%	2.01%	1.30%	1.41%
Total Criticized Loans(9)	$506,086	$458,512	$430,772	$488,851
1-4 Family Residential Mortgage Loans over 30 days past due (as a % Residential Loans)	3.90%	4.59%	4.55%	4.40%

(1)	Net Revenues equal gross revenue, which includes interest income and non-interest income (including securities losses), less interest expense.

(2)
Net Revenues, Net Interest Income and Pre-tax Income were positively impacted by a $6.4 million correction recorded in the December 31, 2010 quarter of an accumulated interest income understatement in prior periods related to purchased residential mortgage loan pools. This adjustment increased both Net Interest Margin and Net Interest Spread by 0.08% for the nine months ended June 30, 2011.

(3)
Excludes the impact of excess RJBDP deposits held during the quarter. These deposits arise from higher cash balances in firm client accounts due to the market volatility, thus exceeding the RJBDP capacity at outside financial institutions in the program. These deposits were invested in short term liquid investments producing very little interest rate spread.

(4)	Includes the impact of affiliate deposits.

(5)	Estimated for the current quarter.

(6)	Outstanding loan balances are shown gross of unearned income and deferred expenses and include any held for sale loans in the respective loan category.

(7)	Nonperforming Loans includes 90+ days Past Due plus Nonaccrual Loans.

(8)	Includes Nonperforming Loans and Other Real Estate Owned.

(9)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to the assignment to this classification.

Asset Quality
During the quarter, the Allowance for Loan Losses (ALL) as a percentage of total loans decreased from 1.91% to 1.87%, as loan growth offset the increase in reserves. Total net loan charge-offs for the current quarter decreased to $4.8 million, compared to the prior quarter’s $8.1 million. Charge-offs improved in both the corporate and residential loan portfolios compared to the prior quarter. Residential loan charge-offs have been positively impacted by a recent decline in new delinquencies and stabilizing home prices. Loan loss provision expense for the current quarter increased to $9.3 million, compared to the previous quarter’s provision expense of $5.2 million. Increased provision expense was driven by loan growth as well as approximately $4 million associated with corporate loan downgrades resulting from the annual Shared National Credit exam. The percentage of over 30 day past-due residential mortgage loans decreased during the current quarter, with delinquencies falling to 3.90% from 4.55% in the prior quarter. Other real estate owned (OREO) declined by $4.9 million during the quarter. The declines in residential mortgage loan delinquencies and OREO were driven by short sales and sales of foreclosed properties, respectively. Total nonperforming loans decreased by $2.9 million during the current quarter compared to the prior quarter’s decrease of $8.7 million.

Credit Risk Concentrations:
	As of June 30, 2012			As of September 30, 2011
1-4 Family Mortgage	2.9% CA	(1)		3.3% CA	(1)
Geographic Concentration	2.8% FL			2.6% FL
(top 5 states, dollars	1.6% NY			1.9% NY
outstanding as a	0.9% NJ			1.1% NJ
percent of Total Assets)	0.8% VA			0.9% VA

Corporate Loan Industry	3.8%		Business Systems and Services	4.2%		Telecommunications
Concentration (top 5	3.6%		Media	3.4%		Consumer products and services
industries, dollars	3.1%		Pharmaceuticals	2.9%		Media
Outstanding as a percent	2.9%		Telecommunications	2.9%		Pharmaceuticals
of total assets)	2.9%		Hospitals	2.6%		Healthcare providers (non-hospital)

(1)	This concentration ratio for the state of CA excludes 1.9% at both June 30, 2012 and September 30, 2011 for purchased loans that have full repurchase recourse for any delinquent loans.